AMENDMENT NO. 2

TO

MASTER INTERGROUP SUB-ADVISORY CONTRACT FOR MUTUAL FUNDS

This Amendment dated as of October 15, 2004, amends the Master Intergroup Sub-Advisory Contract for Mutual Funds (the “Agreement”), dated November 25, 2003, between A I M Advisors, Inc. and INVESCO Institutional (N.A.), Inc.

W I T N E S S E T H:

WHEREAS, the parties desire to amend the Agreement to rename each INVESCO Fund by replacing “INVESCO” with “AIM”;

NOW, THEREFORE, the parties agree as follows;

1.	Exhibit A to the Agreement is hereby deleted in its entirety and replaced with the following:

“EXHIBIT A

TO

MASTER INTERGROUP SUB-ADVISORY CONTRACT FOR MUTUAL FUNDS

AIM STOCK FUNDS

AIM S&P 500 Index Fund”

2.	In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.

A I M ADVISORS, INC.		INVESCO INSTITUTIONAL (N.A.), INC.

By:	/s/ Mark H. Williamson	By:	/s/ Jeffrey H. Kupor
	Mark H. Williamson President		Name:Jeffery H. Kupor Title: Secretary & General Counsel